EXHIBIT 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

February 6, 2018

Transocean Ltd.

Transocean Inc.

c/oTransocean Inc.Offshore Deepwater Drilling Inc.

4 Greenway Plaza

Houston, Texas  77046

Ladies and Gentlemen:

We have acted as counsel for Transocean Ltd., a corporation incorporated under the laws of Switzerland (“Transocean”), and Transocean Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Transocean (“TINC” and, together with Transocean, the “Transocean Parties”), in connection with the registration pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed by Transocean and TINC with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the following securities (each, a “Security”):

(i) Shares, par value CHF 0.10 per share, of Transocean (the “Shares”);

(ii) Senior debt securities of TINC (the “Senior Debt Securities”) and any related guarantee of such Senior Debt Securities by Transocean (the “Senior Debt Guarantee”),  each of which may be issued pursuant the Indenture, dated as of December 11, 2007, (the “Base Senior Indenture”),  between TINC, as issuer, and Wells Fargo Bank, National Association, as supplemented by the Third Supplemental Indenture, dated as of December 18, 2008 (the “Supplemental Senior Indenture” and, together with the Base Senior Indenture, the “Senior Indenture”), among Transocean, TINC, and Wells Fargo Bank, National Association (the “Trustee”), as trustee;

(iii) Subordinated debt securities of TINC (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and any related guarantee of such Subordinated Debt Securities by Transocean (the “Subordinated Debt Guarantee” and, together with the Senior Debt Guarantee, the “Guarantees”), each of which may be issued pursuant a subordinated indenture in the form filed as Exhibit 4.3 to the Registration Statement (the “Base Subordinated Indenture”), as supplemented by the form of first supplemental indenture to the Base  Subordinated Indenture in the form filed

Transocean Ltd.

Transocean Inc.

February 6, 2018

as Exhibit 4.4 to the Registration Statement (the “Supplemental Subordinated Indenture” and, together with the Based Subordinated Indenture, the “Subordinated Indenture”);

(iv) Warrants to purchase Shares, Debt Securities or any combination of Shares and Debt Securities (the “Warrants”);
(v) Purchase contracts for the purchase and sale of Shares, Debt Securities or securities of third parties (the "Purchase Contracts”);
(vi) Rights to purchase Shares or Debt Securities (the “Rights”); and
(vii) Units comprised of one or more of Securities (the “Units”).

In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

We have assumed that the execution and delivery of, and the performance of all obligations under, the Senior Indenture, the Subordinated Indenture, and any contract governing or establishing the terms of any Warrants, Purchase Contracts, Rights or Units have been or will have been duly authorized by all requisite action by each party thereto (other than the Transocean Parties), that such documents have been or will have been duly executed and delivered by each party thereto (other than the Transocean Parties), and that such documents are or will be the valid and binding agreements of each party thereto (other than the Transocean Parties) enforceable against each party thereto (other than the Transocean Parties) in accordance with their respective terms.  In connection with the opinions expressed below, we have also assumed that, at or prior to the time of the delivery of any Security, (i) Transocean or TINC, as applicable, shall remain validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; and (iii) that the execution and delivery of, and performance by Transocean or TINC, as applicable, pursuant to, any Security whose terms are established subsequent to the date hereof (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon Transocean or TINC, as applicable.

Transocean Ltd.

Transocean Inc.

February 6, 2018

Based upon the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1) The Debt Securities, when (i) the definitive terms and provisions of the Debt Securities and of their issuance and sale have been duly authorized and established and (ii) executed by TINC, authenticated by the Trustee in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of TINC enforceable against TINC in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued under the terms or as part of Warrants, Purchase Contracts, Rights or Units.

(2) The Guarantees, when (i) the definitive terms and provisions of the related Debt Securities and the Guarantee and of their issuance and sale have been duly authorized and established and (ii) the related Debt Securities and the Guarantee have been executed by TINC and Transocean, respectively, authenticated by the Trustee in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of Transocean enforceable against Transocean in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Guarantees covered by the opinion in this paragraph include any Guarantees that may be issued under the terms or as part of Warrants, Purchase Contracts, Rights or Units.

This opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

With respect to matters governed by the laws of Switzerland, we have relied, with the consent of such counsel, on the opinion, filed as Exhibit 5.2 to the Registration Statement, of Homburger AG.  With respect to matters governed by the laws of the Cayman Islands, we have relied, with the consent of such counsel, on the opinion, filed as Exhibit 5.3 to the Registration Statement, of Ogier.  Our opinions with respect to such matters are subject to the same qualifications, assumptions and limitations as are set forth in such opinions.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of the Securities” in the prospectus that forms a part thereof.  In giving such consent,

Transocean Ltd.

Transocean Inc.

February 6, 2018

we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ King & Spalding LLP